Exhibit 21.1
SUBSIDIARIES OF COMVERSE, INC.

SUBSIDIARY	JURISDICTION OF INCORPORATION
Boston Technology International, Inc.	Delaware
Boston Technology Mexico, Inc.	Delaware
Comverpor Sistemas De Telecomunicacoes, LDA	Portugal
Comverse (NZ) Limited	New Zealand
Comverse Albania Holdings, Inc.	Delaware
Comverse Argentina, S.A.	Argentina
Comverse Australasia Pty Ltd.	Australia
Comverse Belgium SA	Belgium
Comverse Bulgaria EOOD	Bulgaria
Comverse Chile S.A.	Chile
Comverse Chile, Inc.	Delaware
Comverse Curacao N.V.	Curacao
Comverse Czech s.r.o.	Czech Republic
Comverse Denmark ApS	Denmark
Comverse do Brasil Ltda.	Brazil
Comverse Finland OY	Finland
Comverse France S.A.	France
Comverse Germany GmbH	Germany
Comverse Hellas Services Limited Liability Company	Greece
Comverse Italia Srl.	Italy
Comverse Japan Ltd.	Japan
Comverse Kenan Americas Holding, Inc.	Delaware
Comverse Kenan Bermuda Limited	Bermuda
Comverse Kenan Canada Corp.	Canada
Comverse Kenan Canada Holdings, Inc.	Delaware
Comverse Kenan de Mexico, S. de R.L. de C.V.	Mexico
Comverse Kenan Luxembourg Sarl	Luxembourg
Comverse Kenan Malaysia Sdn Bhd	Malaysia
Comverse Kenan Mauritius Limited	Mauritius
Comverse Kenan UK	United Kingdom
Comverse Ltd.	Israel
Comverse Malaysia SDN, BHD	Malaysia
Comverse Media Holding Inc.	Delaware
Comverse Media Ltd.	Israel
Comverse Netherlands B.V.	Netherlands
Comverse Network Systems Asia Pacific Limited	Hong Kong
Comverse Network Systems Austria GmbH	Austria
Comverse Network Systems Canada, Inc.	Canada
Comverse Network Systems Europe B.V.	Netherlands
Comverse Network Systems India Pvt. Ltd.	India

Comverse Network Systems Macau Limited	Macau
Comverse Network Systems Mexico, S.A. de S.C.	Mexico
Comverse Network Systems Servicios Mexico S.C.	Mexico
Comverse Network Systems Sistemleri Sirketi Ltd.	Turkey
Comverse Network Systems, S.L.	Spain
Comverse Philippines Inc.	Philippines
Comverse Poland Sp. z.o.o.	Poland
Comverse SA (Pty) Ltd	South Africa
Comverse Singapore Pte. Ltd.	Singapore
Comverse Sweden AB	Sweden
Comverse Switzerland, S.A.	Switzerland
Comverse Technology (Shenzhen) Company Ltd.	China
Comverse Thailand Ltd.	Thailand
Comverse UK Ltd.	United Kingdom
Comverse Vietnam LLC	Vietnam
CTI Capital Corp.	Delaware
Exalink Ltd.	Israel
Music4me Ltd.	Israel
NetCentrex Inc.	California
Netonomy B.V. (1)	Netherlands
Netonomy Inc.	Delaware
Netonomy Ltd.	United Kingdom
OOO “Comverse Network Systems”	Russia
PT. Comverse Indonesia	Indonesia
Solaiemes S.L.	Spain
(1) Under process of liquidation.